                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Performance Awareness Corporation 1997 Stock Plan and the Rational 1997 Stock Plan of Rational Software Corporation of our reports dated April 22, 1996, with respect to the consolidated financial statements of Rational Software Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young


San Jose, California
April 18, 1997